UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ____________________________________________

FORM 8-K
 ____________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               December 3, 2013
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Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Former Name or Former Address, if Changed Since Last Report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2013, the board of directors of Joy Global Inc. (the “Company”) elected Edward L. Doheny, as a director, to serve a term expiring following the election and qualification of his successor at the 2014 annual meeting of shareholders. Mr. Doheny, 51, is currently Executive Vice President of the Company and President and Chief Operating Officer of the Underground Mining Equipment division, and is expected to be elected President and Chief Executive Officer of the Company to take effect later this month in connection with the Company’s previously announced leadership succession plan.

Mr. Doheny has served in his current position with the Company since 2006. Prior to joining Joy Global, he spent 20 years with Ingersoll-Rand Co. in a series of senior executive positions of increasing responsibility, including President of Industrial Technologies from 2003 to 2005, President of Shared Services in 2003 and previously as President of the Air Solutions Group.

Mr. Doheny will not receive compensation for service as a director apart from his compensation for service as an executive officer of the Company. Mr. Doheny is expected to be appointed to the Executive Committee of the board of directors at the time he becomes the Company’s President and Chief Executive Officer. Neither Mr. Doheny nor any of his immediate family is a party, either directly or indirectly, to any transaction for which disclosure would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding the election of Mr. Doheny is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 News Release dated December 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: December 6, 2013	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated December 6, 2013.